Exhibit 10.1

WAIVER AND AGREEMENT

This Waiver and Agreement (this “Waiver and Agreement”) is entered into as of May 19, 2023 by and among (i) Cyxtera Technologies, Inc., a Delaware corporation (f/k/a Starboard Value Acquisition Corp.) (the “Company”), (ii) BCEC-SIS Holdings L.P., a Delaware limited partnership (the “BC Stockholder”), and (iii) SVAC Sponsor LLC, a Delaware limited liability company (the “Starboard Sponsor”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stockholders Agreement (as defined below).

WHEREAS, the Company, the BC Stockholder and Starboard Sponsor are parties to that certain Stockholders Agreement, dated July 29, 2021 (as amended and supplemented to date, the “Stockholders Agreement”);

WHEREAS, the Stockholders Agreement includes certain agreements of the parties with respect to the composition of the Board and the designation of directors by the BC Stockholder and the Starboard Sponsor;

WHEREAS, Jeffrey C. Smith resigned from the Board on March 27, 2023;

WHEREAS, as a result of Mr. Smith’s resignation the Starboard Sponsor has the right to designate a Starboard Designee for election to the Board to fill the vacancy created by Mr. Smith’s resignation, subject to the terms and conditions of the Stockholders Agreement;

WHEREAS, the Company entered into that certain Restructuring Support Agreement, dated as of May 4, 2023, by and among the Company, the other Company Parties (as defined therein) party thereto and the Consenting Stakeholders (as defined therein) party thereto (the “Restructuring Support Agreement”);

WHEREAS, pursuant to the Restructuring Support Agreement, the Company agreed to use commercially reasonable efforts to obtain the necessary consents for the appointment of, and to appoint, an additional independent director to the Board (the “RSA Director”); and

WHEREAS, the Company, the BC Stockholder and the Starboard Sponsor wish to enter into this Waiver and Agreement to set forth certain matters with respect to the appointment of the RSA Director.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Stockholders Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Acknowledgment, Agreement and Waiver. Each of BC Stockholder and the Starboard Sponsor: (a) acknowledges that, prior to or contemporaneously with the appointment of the RSA Director, the size of the Board will be increased from nine (9) directors to ten (10) directors; (b) agrees to the appointment of Scott Vogel as the RSA Director, to fill the vacancy created by the increase to the size of the Board; and (c) waives any provision of Section 2.1(a) of the Stockholders’ Agreement that is inconsistent with the actions described in the foregoing clauses (a) and (b). For the elimination of doubt, each of the Company, the BC Stockholder and the Starboard Sponsor acknowledges and agrees that: (i) the RSA Director will not fill the open Board vacancy for a Starboard Designee and (ii) that neither the increase to the size of the Board nor the appointment of the RSA Director is intended to limit the Starboard Sponsor’s rights under the Stockholders’ Agreement to designate an individual to serve as a Starboard Designee.

Section 2. Limited Effect; No Modifications. The waiver set forth above shall be limited to the matters set forth therein, and nothing in this Waiver and Agreement shall be deemed to constitute a waiver by any party of compliance with respect to any other term, provision, or condition of the Stockholders Agreement. Except as expressly set forth herein, nothing contained in this Waiver and Agreement will be deemed or construed to amend, supplement, or modify the Stockholders Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

Section 4. Miscellaneous. Sections 4.1, 4.4, 4.5, 4.7 and 4.13 of the Stockholders Agreement are incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Waiver and Agreement as of the date first set forth above.

COMPANY:

CYXTERA TECHNOLOGIES, INC.

By:     /s/ Victor Semah
Name: Victor Semah
Title: Chief Legal Officer

BC STOCKHOLDER:

BCEC-SIS HOLDINGS L.P.

By: CIE MANAGEMENT IX LIMITED,
its general partner

By:     /s/ Lee Clark
Name: Lee Clark
Title: Director

By:     /s/ Matthew Elston
Name: Matthew Elston
Title: Director

By: BCEC MANAGEMENT X LIMITED,
its general partner

By:     /s/ Lee Clark
Name: Lee Clark
Title: Director

By:     /s/ Matthew Elston
Name: Matthew Elston
Title: Director

Starboard Sponsor:

SVAC SPONSOR, LLC

By:     /s/ Kenneth Marlin
Name: Kenneth Marlin
Title:

[Signature Page to Waiver and Agreement]